UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2010

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 20, 2010, Valence Technology, Inc. (the “Company”) received a letter from The NASDAQ Stock Market confirming that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days.  On March 8, 2010, the Company had received written notice from The NASDAQ Stock Market indicating that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2).  The Company was provided a 180-day grace period, scheduled to end September 7, 2010, to regain compliance with the Listing Rule.  As a result of the Company’s having satisfied the minimum bid price requirement for at least 10 consecutive business days, The NASDAQ Stock Market has informed the Company that this matter is now closed.

A copy of the Company’s press release with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release, dated April 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: April 21, 2010	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1                      Press Release, dated April 21, 2010.